UNION PLANTERS CORPORATION

AMENDED AND RESTATED DEFERRED COMPENSATION PLAN FOR EXECUTIVES

RECITALS

WHEREAS, Union Planters Corporation (the "Company") desires to assist selected Company executives in their ability to better provide for their own financial future by permitting such executives to defer a portion of their current annual salary and/or bonus compensation and, in some cases, dividends paid with respect to unvested restricted stock awards or dividend equivalents paid on deferred stock rights;

WHEREAS, the Company desires that such deferrals are to be made without restrictions imposed by those Internal Revenue Code provisions which apply to tax-qualified retirement plans;

WHEREAS, the Company has in the past periodically entered into individual income deferral arrangements with selected Company executives whereby such executives were provided the opportunity to elect to defer a portion of their base compensation and/or bonus received during a calendar year; and

WHEREAS, as to future deferral by such executives, the Company desires to set forth the terms and conditions of any such future deferral arrangements through this Deferred Compensation Plan.

Section 1

DEFINITIONS

1.1 "Applicable Federal Rate" shall mean 120 percent of the applicable federal rate (as calculated on a midterm basis, compounded annually) pursuant to Code Section 1274(d), as amended.

1.2 "Beneficiary" shall mean the person or persons a Participant has designated in writing to the Company to receive benefits under the Plan in the event of the Participant's death. If the Participant has not specifically designated any Beneficiary for purposes of the Plan, then the Beneficiary shall become the Participant's estate. In the case of the death of the Beneficiary before completion of payments under the Plan to the Beneficiary, then the Beneficiary's estate shall become entitled to any remaining payments.

1.3 "Bonus" shall mean any special and/or discretionary compensation amounts in excess of Salary determined by the Company to be payable to a Participant with respect to services rendered, including without limitation, incentive compensation based on performance.

1.4 "Change of Control" shall mean the occurrence of the earliest of any of the following events:

A. The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection A, the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any Person pursuant to a transaction which complies with clauses (i) (ii), and (iii) of subsection C of this Section 1.4; or

B. Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

C. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination,

(i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and

(ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

1.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.6 "Committee" shall mean the Salary and Benefits Committee of the Company's Board of Directors, or such committee charged with oversight of the Company's salary and benefits programs.

1.7 "Company" shall mean Union Planters Corporation.

1.8 "Current Earnings Rate" shall mean an interest rate determined as of each December 31. Such interest rate shall be equal to the average of the Applicable Federal Rates for each of the preceding 12 months; provided, however, that in no event shall such Current Earnings Rate exceed that interest rate which would require disclosure under Securities and Exchange Commission annual proxy statement reporting guidelines as additional reportable earnings.

1.9 "Deferred Compensation" shall mean the sum of a Participant's Deferrable Compensation that is the subject of an elective deferral under Section 4.1 of the Plan, plus the amount of the Participant's Compensatory Dividends automatically deferred under Section 4.1 of the Plan, if any.

1.10 "Deferrable Compensation" shall mean a Participant's Salary and/or Bonus, and in the case of a Participant who is required to defer a portion of his or her Compensatory Dividends in a given year in accordance with Section 4.1, any excess portion of Compensatory Dividends payable to such Participant in such year.

1.11 "Deferred Compensation Subaccount" shall mean the bookkeeping account established for a Participant under the Plan to which Deferred Compensation amounts with respect to such Participant are credited from time to time, as provided in Section 5.2 of the Plan. For purposes of this definition, unless otherwise indicated by the Plan, Deferred Compensation Subaccount shall refer to both the Deferred Compensation Cash and Stock Subparts.

1.12 "Deferred Compensation Election Form" shall mean the form which Participants use to defer Deferrable Compensation pursuant to Section 4.1 of the Plan, in substantially the form attached hereto as Exhibit B or such other form as the Committee shall prescribe from time to time.

1.13 "Disability" shall mean mental or physical disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's employee long-term disability plan, if any. At any time the Company does not maintain such a long-term disability plan, Disability shall mean the inability of a Participant, as determined by the Committee, to substantially perform such Participant's regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.

1.14 "Dividend Payment Date" shall mean the date upon which cash dividends are paid to Company shareholders.

1.15 "Eligible Executive" shall mean (i) any employee of the Company being paid Salary at a rate of at least $100,000 annually, or (ii) any employee of the Company whom the Committee reasonably expects will have a combined Salary and Bonus of at least $100,000 annually, and who, in either case, is selected by the Committee to participate in the Plan.

1.16 "Good Reason" shall mean a termination of employment by the Participant with the Company if, without the Participant's express written consent:

(i) the Company shall assign to the Participant duties of a nonexecutive nature or for which the Participant is not reasonably equipped by his or her skills and experience; or

(ii) the Company shall reduce the salary of the Participant, or materially reduce the amount of paid vacations to which he or she is entitled, or materially reduce his or her fringe benefits and perquisites; or

(iii) the Company shall fail to provide office facilities, secretarial services, and other administrative services to the Participant which are substantially equivalent to the facilities and services provided to the Participant at the initial date of the Participant's participation in the Plan; or

(iv) the Company shall terminate incentive and/or benefit plans or arrangements, or reduce or limit the Participant's participation therein, relative to the level of participation of other executives of similar rank, to such an extent as to materially reduce the aggregate value of the Participant's incentive compensation and/or benefits below their aggregate value as of the initial date of the Participant's participation in the Plan.

1.17 "Matching Contributions Subaccount" shall mean the bookkeeping account established for a Participant under Section 5.3 of the Plan to which the Company's Matching Contributions under Section 4.2 of the Plan are credited from time to time. For purposes of this definition, unless otherwise indicated by the Plan, Matching Contribution Subaccount shall refer to both the Matching Contribution Cash and Stock Subparts.

1.18 "Participant" shall mean an Eligible Executive who has been selected by the Committee to participate in the Plan.

1.19 "Participation Agreement" shall mean that Agreement entered into by a Participant (as set forth in Exhibit A to the Plan) prior to participation in the Plan.

1.20 "Plan" shall mean the Union Planters Corporation 1996 Deferred Compensation Plan for Executives, as set forth herein and as amended from time to time.

1.21 "Prior Plan" shall mean a nonqualified deferred compensation plan or similar arrangement in which a Participant participated prior to the Plan and through which the Participant reduced and deferred a portion of his or her current taxable Salary and/or Bonus.

1.22 "Compensatory Dividends" shall mean dividends payable to a Participant with respect to his or her unvested awards of restricted Stock or dividends equivalents payable to a Participant with respect to deferred stock rights acquired under the Company's stock option deferral program or otherwise.

1.23 "Salary" shall mean the regular annual base compensation paid by the Company to a Participant (without regard to any reduction thereof pursuant to the Plan, any 401(k) plan or Code Section 125 flexible benefits plan maintained by the Company), exclusive of Bonus, Compensatory Dividends and any other incentive payments made by the Company to such Participant.

1.24 "Stock" shall mean common stock of the Company quoted on the New York Stock Exchange, as identified by the symbol UPC.

1.25 "Stock Units" shall mean the number of shares of Stock (carried to four decimal places) credited to a Participant's Deferred Compensation, Matching Contribution, or Supplemental Contribution Subaccounts in accordance with the provisions of Sections 5.2, 5.3, and 5.4 of the Plan. Such credit shall be for bookkeeping purposes only, with the number of Stock Units automatically converted to cash prior to payment to a Participant. Under no circumstances shall any shares of Stock be payable or distributable to a Participant under the terms of the Plan, nor shall any Participant have any rights as a shareholder of the Company based on those Stock Units allocated to his or her Subaccounts.

In the event of a Change in Capital Stock, the Stock Units then credited to a Participant's Deferred Compensation, Matching Contribution, or Supplemental Contribution Subaccounts shall be appropriately adjusted, based on the Committee's directions, to account for the change in number of issued and outstanding shares of Stock. For these purposes a Change in Capital Stock shall mean any increase or decrease in the number of shares of issued Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company.

1.26 "Subaccount" shall mean the Deferred Compensation Cash and Stock Subparts, the Matching Contributions Cash and Stock Subparts, and/or the Supplemental Contributions Cash and Stock Subparts, as the context requires.

1.27 "Supplemental Contributions Subaccount" shall mean the bookkeeping account established for the Participant under Section 5.4 of the Plan and to which the Company's Supplemental Contributions under Section 4.3 of the Plan are credited. For purposes of this definition, unless otherwise indicated by the Plan, Supplemental Contributions Subaccount shall refer to both the Supplemental Contributions Cash and Stock Subparts.

1.28 "Unforeseeable Emergency" shall mean any of the following: (i) a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of or with respect to the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) some other similar extraordinary unforeseeable circumstances arising as a result of events beyond the control of the Participant.

1.29 "Voting Stock" shall mean that class (or classes) of common stock of the Company entitled to vote in the election of the Company's directors.

1.30 "Weighted Average Closing Price" shall mean the weighted closing price of the Stock during the thirty-day period preceding the date of valuation. The Weighted Average Closing Price shall be the result of (i) divided by (ii), where:

(i) shall equal the sum of the closing prices of Stock on each trading day during the thirty-day period preceding the date of valuation; and

(ii) shall equal the actual number of trading days during the thirty-day period preceding the date of valuation.

1.31 "Year of Service" shall mean any calendar year of employment by the Participant with the Company (prior to and after the effective date of the Plan) during which the Participant accumulates at least 1000 hours of service. For these purposes, the provisions of Department of Labor Regulations 2530.200-2(b) and (c) are incorporated herein by reference as they relate to the determination of "hour of service."

Section 2

ELIGIBILITY AND PARTICIPATION

2.1 Eligibility. Individuals eligible to participate in the Plan shall consist of the Eligible Executives of the Company.

2.2 Participation. Participation in the Plan by Eligible Executives shall be determined by the Committee in its sole discretion, and shall be subject to the terms and conditions of the Plan. All Participants in the Plan shall, prior to participation, execute a Participation Agreement as set forth in Exhibit A to the Plan.

Once becoming a Participant in the Plan, an Eligible Executive shall continue to participate in the Plan until such time as: (i) the Participant ceases to be an Eligible Executive, or (ii) the Committee takes action to terminate the Eligible Executive's right to continued participation in the Plan. Should an individual cease to be a Participant under the provisions of (i) or (ii) above while still employed by the Company, any payment to the Participant will be made in accordance with the provisions of Section 7.1 upon the termination of employment by the individual with the Company.

Section 3

ADMINISTRATION

3.1 General Powers of Administration. The Plan shall be administered by the Committee. The Committee is authorized to construe and interpret the Plan and promulgate, amend, and rescind rules and regulations relating to the implementation, administration, and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration, and maintenance of the Plan, including, without limitation, determining the Eligible Executives and correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistencies in the Plan.

The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe; provided, however, that the Committee shall not delegate its authority with regard to the determination of Eligible Executives. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, administration, implementation, or maintenance of the Plan shall be final, conclusive, and binding upon all Participants and any person(s) claiming any Plan benefits under or through any Participants.

3.2 Company as Fiduciary. The Company is hereby designated as a fiduciary under the Plan. Any decision by Company or the Committee denying a claim by a Participant or a Beneficiary for benefits under the Plan shall be stated in writing and shall be delivered or mailed to the Participant or his or her Beneficiary. Such statement shall set forth the specific reasons for the denial, written to the best of the Company's ability in a manner that may be understood without legal counsel. In addition, the Company shall afford a reasonable opportunity to the part shall afford a reasonable opportunity to the Participant or Beneficiary for a full and fair review of the decision denying such claim.

Notwithstanding the above provisions of Section 3.2, to the extent that the Employee Retirement Income Security Act ("ERISA") may require specific procedures to be followed in the event of a denial of a claim, such provisions of ERISA will be followed.

3.3 Indemnification. The Company will indemnify and hold harmless the Committee and each member thereof against any cost or expense (including, without limitation, attorney's fees) or liability (including, without limitation, any sum paid with the approval of the Company in settlement of a claim) arising out of any act or omission to act, except in the case of willful gross misconduct or gross negligence.

Section 4

DEFERRAL, MATCHING, AND SUPPLEMENTAL CONTRIBUTIONS

4.1 Deferred Compensation. Participants may defer all or a portion of their Deferrable Compensation, and shall automatically defer all or a portion of their Compensatory Dividends, earned during any calendar year, in accordance with the following provisions.

A. Deferral Election. To defer Salary and/or Bonus during any particular year, those Eligible Executives participating in the Plan must execute a Deferred Compensation Election Form ("Form") and file such Form with the Committee (or its designee). Whether or not a Form is filed with the Committee, each Participant in the Plan will automatically be deemed to have deferred into the Plan the amount, if any, of Compensatory Dividends payable to such Participant in any year that would be non-deductible by the Company if paid in such year due to the deduction limits of Section 162(m) of the Code and the regulations thereunder. If any of a Participant's Compensatory Dividends are automatically deferred pursuant to the foregoing sentence, the Participant may also elect to defer any additional Compensatory Dividends payable to him or her in such year that were not automatically deferred.

B. Timing of Election. Eligible Executives selected by the Committee to participate in the Plan must make an election to defer Deferrable Compensation within 30 days after the later of: (i) the date the Eligible Executive is selected by the Committee to participate in the Plan, or (ii) the effective date of the Plan. Such election will only be effective for Deferrable Compensation earned subsequent to such election.

Once participating in the Plan, deferral elections by Participants during subsequent years shall be completed and filed with the Committee (or its designee) prior to the January 1 of the year to which such deferral election applies.

C. Content of Deferral Elections. The following shall apply to all deferral elections:

(i) All deferral elections shall contain a statement that the Participant elects to defer a portion of the Participant's Deferrable Compensation for a specified calendar year and that is earned and becomes payable to the Participant after the filing of such deferral election;

(ii) Except for the provisions of subsection (iii) below, any deferral election shall only apply to the Deferrable Compensation that is attributable to the Participant's services rendered to the Company during the calendar year for which such election is made (whether or not such compensation is actually paid and received in such calendar year);

(iii) If a Participant is currently deferring Deferrable Compensation and fails to complete and return a Form prior to the January 1 of the calendar year to which such Form is to be effective, then the deferral election made by the Participant on the most recently filed Form shall be considered effective for the new calendar year; and

(iv) A Participant may terminate a deferral election for the remaining portion of any calendar year by filing with the Committee (or its designee) written notice that any elective deferrals are to cease during such calendar year. Such notice shall be effective with respect to all Deferrable Compensation earned and paid after the filing of such notice, except for the portion, if any, of Compensatory Dividends that is subject to mandatory deferral pursuant to Section 4.1(A). Once any such notice is filed, the Participant must file a new Form with the Committee (or its designee) to recommence any deferral and may not resume any elective deferral of Deferrable Compensation until the following year.

4.2 Matching Contributions. Provided the Participant is then employed by the Company, on the first business day of each month the Company shall credit to the Participant's Matching Contribution Subaccount a matching contribution equal to a percentage of Deferrable Compensation actually deferred under the Plan by or for the Participant during the preceding month as follows:

Participant's Salary Rate in year of Deferral	Percent of Deferred Compensation paid as Matching Contribution
$250,000 or greater	25%
$200,000 to $249,999	15%
$125,000 to $199,999	10%
$100,000 to $124,999	0%

Notwithstanding the above, no Matching Contribution shall be made on any transfer to the Plan of Prior Plan deferred amounts pursuant to Section 5.5 of the Plan.

4.3 Supplemental Contributions. In its sole discretion, provided the Participant is employed by the Company, the Company may, on the first business day of any month, credit additional sums to the Participant's Supplemental Contribution Subaccount. The amount of any such contributions shall be determined by the Company in its sole discretion.

Section 5

DEFERRAL PLAN ACCOUNTS

5.1 Establishment of Deferral Plan Accounts. The Company shall establish a Deferral Plan Account ("DPA") for each Participant. Each Participant's DPA shall be comprised of Deferred Compensation Cash and Stock Subparts, Matching Contribution Cash and Stock Subparts, and Supplemental Contribution Cash and Stock Subparts.

5.2 Deferred Compensation Subaccount. Deferred Compensation Cash and Deferred Compensation Stock Subparts shall be created under each Participant's Deferred Compensation Subaccount to which shall be credited all Deferred Compensation deferred by or for a Participant in accordance with Section 4.1 of the Plan.

A. Initial Credit to Subaccount. Each Participant's Deferred Compensation Cash and Stock Subparts shall be credited no less frequently than the first business day of each month with an amount equal to the sum of all Deferred Compensation deferred by or for the Participant during the preceding month in accordance with Section 4.1 of the Plan.

(i) Credit to Stock Subpart. The dollar amount of Deferred Compensation shall be converted into Stock Units by dividing such dollar amount by the Weighted Average Closing Price of the Company's Stock which exists on the date such Deferred Compensation is credited to the Participant's Stock Subpart.

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(ii) Credit to Cash Subpart. The actual dollar amount of Deferred Compensation shall be credited as cash to the Participant's Cash Subpart.

B. Earnings Credit to Subaccount. Each Participant's Deferred Compensation Stock and Cash Subparts shall be credited with earnings amounts equal to the following.

(i) Earnings Credit to Stock Subpart. On each Dividend Payment Date, an amount equal to the sum of the cash dividends potentially payable on all Stock Units then allocated to the Participant's Deferred Compensation Stock Subpart shall be credited to such Stock Subpart. The dollar amount of such cash dividends shall be converted into Stock Units by dividing such dollar amount by the Weighted Average Closing Price of the Company's Stock which exists on such Dividend Payment Date.

(ii) Earnings Credit to Cash Subpart. On each December 31, the Current Earnings Rate shall be multiplied by the dollar sum then allocated to the Participant's Deferred Compensation Cash Subpart. The resulting amount shall be credited to such Cash Subpart.

5.3 Matching Contribution Subaccount. Matching Contribution Cash and Matching Contribution Stock Subparts shall be created under each Participant's Matching Contribution Subaccount to which shall be credited all Matching Contributions made in accordance with Section 4.2 of the Plan.

A. Initial Credit to Subaccount. Each Participant's Matching Contribution Cash and Stock Subparts shall be credited no less frequently than the first business day of each month with an amount equal to the Matching Contributions made in accordance with Section 4.2 of the Plan.

(i) Credit to Stock Subpart. The dollar amount of Matching Contribution shall be converted into Stock Units by dividing such dollar amount by the Weighted Average Closing Price of the Company's Stock which exists on the date such Matching Contribution is credited to the Participant's Stock Subpart.

(ii) Credit to Cash Subpart. The actual dollar amount of Matching Contribution shall be credited as cash to the Participant's Cash Subpart.

B. Earnings Credit to Subaccount. Each Participant's Matching Contribution Stock and Cash Subparts shall be credited with earnings amounts equal to the following.

(i) Earnings Credit to Stock Subpart. On each Dividend Payment Date, an amount equal to the sum of the cash dividends potentially payable on all Stock Units then allocated to the Participant's Matching Contribution Stock Subpart shall be credited to such Stock Subpart. The dollar amount of such cash dividends shall be converted into Stock Units by dividing such dollar amount by the Weighted Average Closing Price of the Company's Stock which exists on such Dividend Payment Date.

(ii) Earnings Credit to Cash Subpart. On each December 31, the Current Earnings Rate shall be multiplied by the dollar sum then allocated to the Participant's Matching Contribution Cash Subpart. The resulting amount shall be credited to such Cash Subpart.

5.4 Supplemental Contribution Subaccount. Supplemental Contribution Cash and Supplemental Contribution Stock Subparts shall be created under each Participant's Supplemental Contribution Subaccount to which shall be credited all Supplemental Contributions made in accordance with Section 4.3 of the Plan.

A. Initial Credit to Subaccount. Each Participant's Supplemental Contribution Cash and Stock Subparts shall be credited no less frequently than the first business day of each month with an amount equal to any Supplemental Contributions made in accordance with Section 4.3 of the Plan.

(i) Credit to Stock Subpart. The dollar amount of Supplemental Contribution shall be converted into Stock Units by dividing such dollar amount by the Weighted Average Closing Price of the Company's Stock which exists on the date such Supplemental Contribution is credited to the Participant's Stock Subpart.

(ii) Credit to Cash Subpart. The actual dollar amount of Supplemental Contribution shall be credited as cash to the Participant's Cash Subpart.

B. Earnings Credit to Subaccount. Each Participant's Supplemental Contribution Stock and Cash Subparts shall be credited with earnings amounts equal to the following.

(i) Earnings Credit to Stock Subpart. On each Dividend Payment Date, an amount equal to the sum of the cash dividends potentially payable on all Stock Units then allocated to the Participant's Supplemental Contribution Stock Subpart shall be credited to such Stock Subpart. The dollar amount of such cash dividends shall be converted into Stock Units by dividing such dollar amount by the Weighted Average Closing Price of the Company's Stock which exists on such Dividend Payment Date.

(ii) Earnings Credit to Cash Subpart. On each December 31, the Current Earnings Rate shall be multiplied by the dollar sum then allocated to the Participant's Supplemental Contribution Cash Subpart. The resulting amount shall be credited to such Cash Subpart.

5.5 Transfer of Prior Plan Deferral Amounts to DPAs. Should a Participant have previously deferred a portion of his or her Deferrable Compensation under a Prior Plan, then any amounts credited to a Participant's deferred compensation account (or similar bookkeeping account) under the Prior Plan as of the date of commencement of participation in the Plan by the Participant shall be transferred to the Plan's Deferred Compensation Subaccount. From such date of transfer, the deferred compensation account (or similar bookkeeping account) under the Prior Plan shall cease to exist for purposes of paying any benefits under the provisions of the Prior Plan and any benefits payable under the Prior Plan shall henceforth be payable subject to the terms and conditions of the Plan.

Section 6

VESTING OF DPA SUBACCOUNTS

6.1 Vesting. A Participant's Subaccounts shall vest in accordance with the following.

A. Deferred Compensation Subaccount. A Participant's Deferred Compensation Subaccount shall at all times be 100% vested.

B. Matching Contribution Subaccount. A Participant's Matching Contribution Subaccount shall vest in accordance with the following schedule:

Participant's Years
of Service	Vested Percentage
1	0%
2	0%
3	0%
4	0%
5	100%

Notwithstanding the above vesting schedule under Section 6.1(B), upon the following events, a Participant's Matching Contribution Subaccount shall become 100% vested: (i) the death or Disability of the Participant, (ii) a Change in Control of the Company, or (iii) the termination of employment by a Participant for Good Reason.

C. Supplemental Contribution Subaccount. A Participant's Supplemental Contribution Subaccounts shall vest in accordance with the following schedule:

Participant's Years
of Service	Vested Percentage
1	0%
2	0%
3	0%
4	0%
5	100%

Notwithstanding the above vesting schedule under Section 6.1(C), upon the following events, a Participant's Matching Contribution Subaccount shall become 100% vested: (i) the death or Disability of the Participant, (ii) a Change in Control of the Company, or (iii) the termination of employment by a Participant for Good Reason.

Section 7

PAYMENT TO PARTICIPANTS

7.1 Payment Upon Termination of Employment. Upon the earlier of (i) a Participant's termination of service with the Company (for whatever reason), or (ii) a date designated by the Participant in his or her Deferred Compensation Election Form, which date shall be at least five years after the date of the deferral election (the "In-Service Payment Date"), the Participant (or, if appropriate, his or her Beneficiary) will be entitled to payment of the vested value of such Participant's Deferred Compensation, Matching Contribution, and Supplemental Subaccounts as follows:

A. Manner of Distribution. An amount equal to the vested value of the Participant's Deferred Compensation, Matching Contribution, and Supplemental Contribution Subaccounts shall be paid to the Participant: (1) in the case of an In-Service Payment Date, in a lump sum or in up to five (5) approximately equal annual installments, as designated by the Participant in his or her Deferred Compensation Election Form, beginning on the first business day of the first month following the In-Service Payment Date, or (2) in the case of termination of employment (other than by reason of death) before or after payment of benefits has otherwise begun, in one lump-sum distribution on the first business day of the second month following the Participant's termination of employment, or (3) in such manner as the Company and Participant mutually agree to in writing at least one year prior to the end of the deferral period.

(i) Valuation of Deferred Compensation Subaccount. For purposes of determining the payment from the Participant's Deferred Compensation Subaccount, the greater of the cash value of the Deferred Compensation Cash or Deferred Compensation Stock Subpart will be used for purposes of determining the amount of payment.

To determine the cash value of the Participant's Deferred Compensation Stock Subpart, the number of Stock Units credited on the date of termination of employment shall be multiplied by the Weighted Average Closing Price of the Stock on such date. To determine the value of the Participant's Deferred Compensation Cash Subpart, the cash amount credited to such Subpart on the date of termination of employment shall be utilized.

(ii) Valuation of Matching Contribution Subaccount. For purposes of determining the payment from the Participant's Matching Contribution Subaccount, the greater of the cash value of the Matching Contribution Cash or Matching Contribution Stock Subpart will be used for purposes of determining the amount of payment.

To determine the cash value of the Participant's Matching Contribution Stock Subpart, the number of Stock Units credited on the date of termination of employment shall be multiplied by the Weighted Average Closing Price of the Stock on such date. To determine the value of the Participant's Matching Contribution Cash Subpart, the cash amount credited to such Subpart on the date of termination of employment shall be utilized.

(iii) Valuation of Supplemental Contribution Subaccount. For purposes of determining the payment from the Participant's Supplemental Contribution Subaccount, the greater of the cash value of the Supplemental Contribution Cash or Supplemental Contribution Stock Subpart will be used for purposes of determining the amount of payment.

To determine the cash value of the Participant's Supplemental Contribution Stock Subpart, the number of Stock Units credited on the date of termination of employment shall be multiplied by the Weighted Average Closing Price of the Stock on such date. To determine the value of the Participant's Supplemental Contribution Cash Subpart, the cash amount credited to such Subpart on the date of termination of employment shall be utilized.

B. Death Before Payment of Benefits. Should a Participant die before the balance of the Participant's Deferred Compensation, Matching Contribution, and Supplemental Contribution Subaccounts have been paid to the Participant, then any remaining payments will be made to the Participant's Beneficiary in the same form and manner as they would have been made to the Participant under the provisions of Section 7.1(A) of the Plan.

7.2 Distributions in Cases of Hardship. Notwithstanding the provisions of Section 7.1 of the Plan, the Committee may, in its sole discretion, choose to permit a Participant to withdraw amounts from his or her Deferred Compensation Subaccount upon a showing by such Participant that an Unforeseeable Emergency has occurred. Such distributions shall be limited to the amount shown to be necessary to meet the Unforeseeable Emergency, and no more than one withdrawal will be permitted from a Participant's Deferred Compensation Subaccount during each calendar year.

The dollar amount of any withdrawal shall reduce the value of both the Participant's Deferred Compensation Cash and Stock Subparts. To determine the cash value of the Participant's Deferred Compensation Stock Subpart on the date of withdrawal of funds, the number of Stock Units credited on the date of withdrawal of funds shall be multiplied by the Weighted Average Closing Price of the Stock on such date. To determine the value of the Participant's Deferred Compensation Cash Subpart on the date of withdrawal of funds, the cash amount credited to such Subpart on such date shall be utilized.

Any amounts distributed to a Participant pursuant to a hardship withdrawal shall be considered to be taxable wages to the Participant in the calendar year of withdrawal.

Section 8

PARTICIPANT STATEMENTS

8.1 Participant Statements. Each Participant shall be provided with the following statements.

A. Annual Participant Statements. At or within a reasonable period of time following the end of each calendar year, each Participant shall be provided with a statement showing the balances (vested and nonvested) in the Participant's Deferred Compensation, Matching Contribution, and Supplemental Contributions Subaccounts as follows.

(i) Deferred Compensation Subaccount. The end-of-year balance in a Participant's Deferred Compensation Stock Subpart shall consist of the number of Stock Units allocated to the Participant's Stock Subpart at year end, multiplied by the Weighted Average Closing Price of the Stock on such date. The end-of-year balance in a Participant's Deferred Compensation Cash Subpart shall consist of the dollar amount of cash allocated to the Participant's Cash Subpart at year end.

(ii) Matching Contribution Subaccount. The end-of-year balance in a Participant's Matching Contribution Stock Subpart shall consist of the number of Stock Units allocated to the Participant's Stock Subpart at year end, multiplied by the Weighted Average Closing Price of the Stock on such date. The end-of-year balance in a Participant's Matching Contribution Cash Subpart shall consist of the dollar amount of cash allocated to the Participant's Cash Subpart at year end.

(iii) Supplemental Contribution Subaccount. The end-of-year balance in a Participant's Supplemental Contribution Stock Subpart shall consist of the number of Stock Units allocated to the Participant's Subpart at year end, multiplied by the Weighted Average Closing Price of the Stock on such date. The end-of-year balance in a Participant's Supplemental Contribution Cash Subpart shall consist of the dollar amount of cash allocated to the Participant's Cash Subpart at year end.

B. Statement Upon Termination of Employment. Within 30 days following the date of termination of employment by a Participant (for any reason), the Participant shall be provided with a statement showing the vested balances in the Participant's Deferred Compensation, Matching Contribution, and Supplemental Contributions Subaccounts, as follows.

(i) Deferred Compensation Subaccount. The balance in a Participant's Deferred Compensation Subaccount shall consist of the greater of the cash value of the Deferred Compensation Cash or Deferred Compensation Stock Subpart.

To determine the cash value of the Participant's Deferred Compensation Stock Account, the number of Stock Units credited on the date of termination of employment shall be multiplied by the Weighted Average Closing Price of the Stock on such date. To determine the value of the Participant's Deferred Compensation Cash Subpart, the cash amount credited to such Subpart on the date of termination shall be utilized.

(ii) Matching Contribution Subaccount. The balance in a Participant's Matching Contribution Subaccount shall consist of the greater of the cash value of the Matching Contribution Cash or Matching Contribution Stock Subpart.

To determine the cash value of the Participant's Matching Contribution Stock Subpart, the number of Stock Units credited on the date of termination of employment shall be multiplied by the Weighted Average Closing Price of the Stock on such date. To determine the value of the Participant's Matching Contribution Cash Subpart, the cash amount credited to such Subpart on the date of termination of employment shall be utilized.

(iii) Supplemental Contribution Subaccount. The balance in a Participant's Supplemental Contribution Subaccount shall consist of the greater of the cash value of the Supplemental Contribution Cash or Supplemental Contribution Stock Subpart.

To determine the cash value of the Participant's Supplemental Contribution Stock Subpart, the number of Stock Units credited on the date of termination of employment shall be multiplied by the Weighted Average Closing Price of the Stock on such date. To determine the value of the Participant's Supplemental Contribution Cash Subpart, the cash amount credited to such Subpart on the date of termination of employment shall be utilized.

Section 9

AMENDMENT OR TERMINATION OF PLAN

9.1 Amendment or Termination of Plan. Any amendment to this Plan shall be made pursuant to a resolution of the Board; provided, however, that if such amendment directly or indirectly affects the benefits payable under the Plan to a Participant, such amendment must be mutually agreed to in writing by the Participant (or, in the event that the Participant is deceased at the date of amendment, the Beneficiary).

Section 10

GENERAL PROVISIONS

10.1 Participant's Rights Unfunded. The Plan at all times shall be unfunded as defined under provisions of the Code. The right of a Participant or any Beneficiary to receive a distribution hereunder shall be an uninsured claim against the general assets of the Company in the event of the Company's insolvency or bankruptcy.

The Company shall implement a form of trust arrangement (known generally as a "rabbi trust") to hold Company assets which will be used to make payments to the Participant (or any Beneficiary) under the terms of the Plan. Such trust arrangement will not be a "funded" arrangement under the provisions of the Code, and a copy of such trust arrangement shall be included with this Plan as Exhibit C.

10.2 Independence of Other Benefit Arrangements. Participation in the Plan shall in no way restrict or otherwise impact a Participant's participation in any other welfare benefit plan, employment or other contract, deferred compensation arrangement, equity participation plan, or any other form of retirement benefit arrangement sponsored by the Company.

10.3 No Secured Guarantee of Benefits. In the event of the insolvency or bankruptcy of the Company, a Participant shall remain a general creditor of the Company with respect to any benefits payable under the Plan and nothing contained in the Plan shall constitute a secured guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder in the event of the Company's insolvency or bankruptcy.

10.4 No Enlargement of Employee Rights. No Participant shall have any right to receive a distribution of any benefits under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

10.5 Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

10.6 Applicable Law. The Plan shall be construed and administered under the laws of the state of Tennessee.

10.7 Severability. In the event that any of the provisions of the Plan are held to be inoperative or invalid by any court of competent jurisdiction, then: (i) insofar as is reasonable, effect will be given to the intent manifested in the provision held invalid or inoperative, and (ii) the validity and enforceability of the remaining provisions of the Plan will not be affected thereby.

10.8 Incapacity of Recipient. If any person entitled to a distribution under the Plan is deemed by the Company to be incapable (physically or mentally) of personally receiving and giving a valid receipt for any payment pursuant to the Plan, then, unless and until claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan with respect to such payment.

10.9 Successors. The terms and conditions of the Plan will be binding on the Company's and a Participant's successors, heirs, and assigns (herein, "Company Successors" and "Participant Successors").

10.10 Unclaimed Benefits. Each Participant shall keep the Company informed of his or her current address and the current address of his or her Beneficiary. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within a one (1) year period after the date on which payment is to be made under the provisions of Section 7.1, then payment may be made by the Company to such Participant's Beneficiary instead. If, within one (1) additional year after such initial one (1) year period, the Company is unable to locate any designated Beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit under the Plan to such Participant or designated Beneficiary and any such benefit shall be irrevocably forfeited.

10.11 Limitations on Liability. A Participant and any other person claiming benefits under the Plan shall be entitled under this Plan only to those payments provided in accordance with the provisions of the Plan ("Payment Claims"). With the exception of the provisions of Section 10.13 of the Plan, neither the Company, any Company Successor, nor any individual acting as employee or agent of the Company or any Company Successor shall be liable to a Participant or any other person for any other claim, loss, liability, or expense under this Plan not directly related to a Payment Claim.

10.12 Forfeiture of Benefits. Notwithstanding any other provision of the Plan, should a Participant engage in theft, fraud, or embezzlement causing significant property damage to the Company, then any benefits payable to such Participant under the Plan will automatically be forfeited. The determination of theft or embezzlement will be made by the Board in good faith, but such determination does not require an actual criminal indictment or conviction prior to or after such decision. In any determination of forfeiture pursuant to this Section 10.12, the Participant will be given the opportunity to refute any such decision by the Board, but the Board's decision on the matter will be considered final and binding on the Participant and all other parties.

10.13 Payment of Attorney's Fees, Court Costs, and Interest on Loss of Benefits. Should either the Company or any Company Successor (for these purposes, the "Company") or a Participant bring an action at law (or through arbitration) in order that the Plan's terms be enforced, then the party prevailing in the action at law (or through arbitration) shall be entitled to reimbursement from the losing party for reasonable attorney's fees, court costs, and other similar amounts expended in the enforcement of the Plan. In addition, should the prevailing party be the Participant, he or she shall also be entitled to interest on any delayed payments, with such interest computed at the Applicable Rate.

10.14 Payment of Taxes. Anything in the Plan to the contrary notwithstanding, in the event it shall be determined that any payment of benefits under this Plan (the "Plan Payment") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive an additional payment (an "Excise Tax Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect thereto) and Excise Tax Gross-Up Payment equal to the Excise Tax imposed upon the Plan Payment. The Excise Tax Gross-Up Payment will be made within two (2) months following the Participant's termination of employment, once a good faith determination has been made by either the Company or the Participant that the Plan Payment is subject to the excise tax imposed by Section 4999 of the Code.

10.15 Withholding. There shall be deducted from all payments under the Plan the amount of any taxes required to be withheld by any federal, state, or local government. Except as provided in Section 10.14, the Participants, any Beneficiaries, and personal representatives shall bear any and all federal, foreign, state, local, income, or other taxes imposed on amounts paid under the Plan.

10.16 Participants Bound by Terms of the Plan. Each Participant shall be deemed conclusively to have accepted and consented to all terms of the Plan and all actions or decisions made by the Company with regard to the Plan. Such terms and consent shall also apply to and be binding upon any Beneficiaries, personal representatives, and other Participant Successors of each Participant. Each Participant shall receive a copy of the Plan.

10.17 Effective Date of the Plan. The Plan shall be effective as of January 1, 1996.

IN WITNESS WHEREOF, the Plan was adopted by the Company on the 23rd day of February, 1995, and was most recently amended and restated on the 18th day of July, 2002.

UNION PLANTERS CORPORATION

 By:

 Title:

EXHIBIT B

UNION PLANTERS CORPORATION

AMENDED AND RESTATED

1996 DEFERRED COMPENSATION PLAN FOR EXECUTIVES

DEFERRED COMPENSATION ELECTION FORM

WHEREAS, the undersigned Participant has been selected by the Union Planters Corporation Salary and Benefits Committee to participate in the Union Planters Corporation Amended and Restated 1996 Deferred Compensation Plan for Executives ("Plan");

WHEREAS, Participant desires to defer a stated portion of his or her Salary and/or Bonus to be earned during the year 2003;

NOW THEREFORE, pursuant to this Deferred Compensation Election Form, the undersigned Participant hereby directs that the following percentages or dollar amounts of his or her Salary and/or Bonus be deferred under the terms and conditions of the Plan for the above calendar year.

1. DEFERRAL OF SALARY: ❑ Yes ❑ No If YES, please complete the following:

Note: There is no limit on salary deferral other than a requirement that the remaining amount not deferred must be at least $1000 per pay period ($24,000 annually) to cover FICA and Medicare taxes (which are assessed on deferred amounts) and other optional payroll deduction items.

❑ Defer $__________ (fixed dollar amount) of base salary each month,

with amount to be evenly split between more than one pay period per month.

❑ Defer ___________% (fixed percentage) of base salary for each pay period.

2. DEFERRAL OF BONUS: ❑ Yes ❑ No If YES, please complete the following:

Note: This relates only to Bonus earned for 2003 whether payable in 2003 or 2004. It does NOT relate to Bonus earned for 2002 which might be payable in 2003. Since we are required to withhold applicable FICA and Medicare taxes on bonus deferrals (although not currently taxable for federal or state income tax purposes), net cash payroll deposits may be significantly reduced or eliminated at the time of a bonus deferral if you defer 100% of the bonus amount. If this could present a problem, you may want to limit deferral of bonus to 90% or 95% rather than 100%.

❑ Defer ___________% (fixed percentage) of bonus (no limit)

3. IN-SERVICE PAYMENTS ❑ Yes ❑ No If YES, please complete the following:

I desire to receive In-Service Payments prior to termination of employment of amounts deferred for 2003 plus any applicable company matching contributions and earnings thereon.
❑ Lump-Sum Distribution Date	(enter date)
(must be as of January 1, 2008 or late)r
OR

❑ Annual Installments years beginning
(enter number of years)	(enter begin date)

(must be five or fewer equal annual installments beginning as of January 1, 2008 or later)

MANDATORY DEFERRAL OF COMPENSATORY DIVIDENDS: I acknowledge that, pursuant to the terms of the Plan, there will automatically be deferred into the Plan that portion of any Compensatory Dividends payable to me in any year that would be non-deductible by the Company if paid in such year due to the deduction limits of Section 162(m) of the Internal Revenue Code and the regulations thereunder.

NOTE: THIS FORM MUST BE COMPLETED AND RETURNED TO THE COMPANY PRIOR TO JANUARY 1 OF THE YEAR(S) TO WHICH THIS DEFERRAL ELECTION APPLIES. ANY DEFERRAL PURSUANT TO THIS DEFERRAL ELECTION FORM IS SUBJECT TO THE TERMS AND CONDITIONS OF THE PLAN.
Effective Date:
Participant Signature

Print Name

Social Security Number

EXHIBIT B

UNION PLANTERS CORPORATION

AMENDED AND RESTATED

1996 DEFERRED COMPENSATION PLAN FOR EXECUTIVES

DEFERRED COMPENSATION ELECTION FORM

WHEREAS, the undersigned Participant has been selected by the Union Planters Corporation Salary and Benefits Committee to participate in the Union Planters Corporation Amended and Restated 1996 Deferred Compensation Plan for Executives ("Plan");

WHEREAS, Participant desires to defer a stated portion of his or her Deferrable Compensation to be earned during the year 2003;

NOW THEREFORE, pursuant to this Deferred Compensation Election Form, the undersigned Participant hereby directs that the following percentages or dollar amounts of his or her Deferrable Compensation be deferred under the terms and conditions of the Plan for the above calendar year.

1. DEFERRAL OF SALARY: ❑ Yes ❑ No If YES, please complete the following:

Note: There is no limit on salary deferral other than a requirement that the remaining amount not deferred must be at least $1000 per pay period ($24,000 annually) to cover FICA and Medicare taxes (which are assessed on deferred amounts) and other optional payroll deduction items.

❑ Defer $__________ (fixed dollar amount) of base salary each month,

with amount to be evenly split between more than one pay period per month.

❑ Defer ___________% (fixed percentage) of base salary for each pay period.

2. DEFERRAL OF BONUS: ❑ Yes ❑ No If YES, please complete the following:

Note: This relates only to Bonus earned for 2003 whether payable in 2003 or 2004. It does NOT relate to Bonus earned for 2002 which might be payable in 2003. Since we are required to withhold applicable FICA and Medicare taxes on bonus deferrals (although not currently taxable for federal or state income tax purposes), net cash payroll deposits may be significantly reduced or eliminated at the time of a bonus deferral if you defer 100% of the bonus amount. If this could present a problem, you may want to limit deferral of bonus to 90% or 95% rather than 100%.

❑ Defer ___________% (fixed percentage) of bonus (no limit)

3. DEFERRAL OF COMPENSATORY DIVIDENDS: I acknowledge that, pursuant to the terms of the Plan, there will automatically be deferred into the Plan that portion of any Compensatory Dividends payable to me in any year that would be non-deductible by the Company if paid in such year due to the deduction limits of Section 162(m) of the Internal Revenue Code and the regulations thereunder. If, in fact, there is an automatic deferral of any portion of my Compensatory Dividends in 2003, I elect to defer Compensatory Dividends in EXCESS of the amount required to be deferred. ❑ Yes ❑ No If YES, please complete the following:

Note: This relates only to dividends payable on unvested awards of restricted stock. It does NOT relate to dividends payable on vested shares that were originally acquired as restricted stock awards.

❑ Defer $__________ (fixed dollar amount) of Compensatory Dividends not otherwise required to be deferred in 2003.

❑ Defer ___________% (fixed percentage) of Compensatory Dividends not otherwise required to be deferred in 2003.

4. IN-SERVICE PAYMENTS ❑ Yes ❑ No If YES, please complete the following:

I desire to receive In-Service Payments prior to termination of employment of amounts deferred for 2003 plus any applicable company matching contributions and earnings thereon.
❑ Lump-Sum Distribution Date	(enter date)
(must be as of January 1, 2008 or late)r
OR

❑ Annual Installments years beginning
(enter number of years)	(enter begin date)

(must be five or fewer equal annual installments beginning as of January 1, 2008 or later)

NOTE: THIS FORM MUST BE COMPLETED AND RETURNED TO THE COMPANY PRIOR TO JANUARY 1 OF THE YEAR(S) TO WHICH THIS DEFERRAL ELECTION APPLIES. ANY DEFERRAL PURSUANT TO THIS DEFERRAL ELECTION FORM IS SUBJECT TO THE TERMS AND CONDITIONS OF THE PLAN.
Effective Date:
Participant Signature

Print Name

Social Security Number